Exhibit (b)

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND–C

BYLAWS

Dated as of September 20, 2017

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NORTHSTAR REAL ESTATE CAPITAL INCOME FUND-C

BYLAWS

These Bylaws are made and adopted pursuant to Section 3.9 of the Declaration of Trust of NorthStar Real Estate Capital Income Fund–C dated as of September 20, 2017, as from time to time amended (the “Declaration”). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I
SHAREHOLDER MEETINGS

1.1           Chairman. The Chairman of the Board of Trustees, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman’s absence, the Vice Chairman, if any, shall act as chairman of the meeting or, if none, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

1.2           Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full Share represented at the meeting shall have one vote and each fractional Share shall be entitled to a vote of such fraction, all as provided in Article 10 of the Declaration.

1.3           Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at the Shareholder’s address as recorded on the register of the Trust mailed at least ten (10) days and not more than one hundred and twenty (120) days before the meeting, PROVIDED, HOWEVER, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934; and PROVIDED, FURTHER, that notice of any Shareholder Requested Meeting (as defined below) shall be provided in a manner and time consistent with Section 1.4(e). Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held and adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the non-receipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

1.4           Meetings.

(a)          Meetings of the Shareholders may be called at any time by the Chairman, the Vice Chairman, the President or the Trustees. Subject to subsection (c) of this Section 1.4, a meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)          Any Shareholder of record seeking to have Shareholders request a meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a meeting (the “Requested Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Following the receipt of the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary.

(c)          In order for any Shareholder to request a meeting, one or more written requests for a meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the “Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Meeting Request”) shall be delivered to the Secretary. In addition, the Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Meeting Request, shall set forth the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Meeting Request is signed) and the number of Shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a meeting at any time prior to the meeting by written revocation delivered to the Secretary.

(d)          The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 1.4, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

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(e)          Except as provided in the next sentence, any meeting shall be held at such place, date and time as may be designated by the President, the Chairman, the Vice Chairman or Trustees, whoever has called the meeting. In the case of any meeting called by the Secretary upon the request of Shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Trustees; PROVIDED, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and PROVIDED FURTHER that if the Trustees fail to designate, within thirty (30) days after the date that a valid Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 1:00 p.m. eastern time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and PROVIDED FURTHER that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal office of the Trust. In fixing a date for any meeting, the President, Chairman, Vice Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call a meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the 30th day after the Delivery Date shall be the Meeting Record Date. The Trustees may submit their own proposals for consideration at a meeting called at the request of Shareholders.

(f)          If at any time as a result of written revocations of requests for a meeting, there are no longer unrevoked requests from Shareholders of record entitled to cast votes equal to at least the Meeting Percentage, the Secretary may refrain from mailing the notice of the meeting (and cancel the meeting) or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting. Any request for a meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new meeting.

(g)          Subject to Section 1.4(h), the Chairman, the Vice Chairman, the President or the Trustees may appoint one or more independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Meeting Request received by the Secretary. For the purpose of permitting the inspector(s) to perform such review, in the event inspector(s) are appointed, no such purported request shall be deemed to have been delivered to the Secretary until such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the voting power of the issued and outstanding shares of stock that would be entitled to vote at such meeting.

(h)          The Trustees or the Secretary shall determine in good faith whether the requirements of this Section 1.4 have been satisfied, and such determinations shall be binding on the Trust and its Shareholders.

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1.5           Postponement and Adjournment. Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 1.3. Any Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place as determined by the Trustees in their sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting; provided that no new record date need be fixed for any postponed or adjourned meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

1.6           Nominations and Proposals by Shareholders.

(a)          Nominations of persons for election to the Trustees may be made at a meeting of Shareholders at which Trustees are to be elected (i) by or at the direction of the Trustees or (ii) provided that the Trustees have determined that trustees shall be elected at such meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 1.6(a) and at the time of the meeting, who is entitled to vote at the meeting and who complied with the procedures set forth in this Section 1.6(a). In the event the Trust calls a meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the Shareholder complies with the procedures set forth in this Section 1.6(a).

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(i)          For nominations for election to the Trustees or other business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder’s notice must be delivered to the Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such meeting and not later than the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above. To be proper, a Shareholder’s notice must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, and of such beneficial owner, (B) the number of Shares of the Trust that are owned beneficially and of record by such Shareholder and such beneficial owner, (C) (1) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares or with a value derived in whole or in part from the value of any class or series of Shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by any such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of any class or series thereof, (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of any security of the Trust, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any Share of the Trust (collectively “Hedging Activities”), (4) any rights to dividends on the Shares of any class or series thereof owned beneficially directly or indirectly by any such party that are separated or separable from the underlying shares of such class or series, (5) any proportionate interest in Shares of any class or series thereof or Derivative Instruments or Hedging Activities held, directly or indirectly, by a general or limited partnership in which any such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (6) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of Shares of any class or series thereof or Derivative Instruments or Hedging Activities, if any, as of the date of such notice, including without limitation any such interests held by members of any such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such Shareholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the Shareholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting), and (D) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Derivative Instruments and Hedging Activities with respect to shares or other equity interests of any other trust or company; and (iv) all other information relating to such Person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or as otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934.

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(ii)         Notwithstanding anything in the second sentence of Section 1.6(a)(i) to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least ten (10) days before the last day a Shareholder may deliver a notice of nomination in accordance with the preceding paragraph, a Shareholder’s notice required by this Section 1.6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the 10th day immediately following the day on which such public announcement is first made by the Trust.

(b)          Only such persons who are nominated in accordance with the procedures set forth in this Section 1.6 shall be eligible to be elected as Trustee at a meeting, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.6. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.6 and, if any proposed nomination or other business is not in compliance with this Section 1.6, to declare that such nomination or proposal shall be disregarded.

(c)          For purposes of this Section 1.6, “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust’s common stock are traded or reported by a recognized news service, (ii) on the Trust’s website following email notification advising the Shareholders of such disclosure or (iii) in a document publicly filed by the Trust with the Commission.

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(d)          Notwithstanding the foregoing provisions of this Section 1.6, a Shareholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6. Nothing in this Section 1.6 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal made pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934 in, nor the right of the Trust to omit such a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934.

1.7           Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

1.8           Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

1.9           Business Day. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.10         Conduct of Meetings. The Board of Trustees may adopt by resolution such rules and regulations not inconsistent with these Bylaws for the conduct of any meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts not inconsistent with these Bylaws as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by Shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

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ARTICLE II
TRUSTEES

2.1           Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman or the Vice Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2           Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in the absence of a Chairman, the Vice Chairman, if any, shall act as chairman of the meeting or, if none, the Trustees present shall elect one Trustee to act as chairman of the meeting. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

ARTICLE III
OFFICERS

3.1           Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary and a Treasurer and may include a Chief Compliance Officer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. No officer of the Trust need be a Trustee.

3.2           Election and Tenure. At the initial organization meeting, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3           Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees then in office. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President or Secretary, or at a later date according to the terms of such notice in writing.

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3.4           Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5           President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6           Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7           Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall be responsible for the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise, under the supervision of the Trustees and the President, all powers and duties normally incident to the office in a Delaware business corporation. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. In the absence of a designation by the Trustees of a chief financial officer of the Trust, the Treasurer shall be the chief financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any class of securities of the Trust on behalf of such class.

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3.8           Chief Compliance Officer. The Trustees shall designate a Chief Compliance Officer to the extent required by, and consistent with the requirements of, the 1940 Act. The Chief Compliance Officer, subject to the direction of and reporting to the Board, shall be responsible for the oversight of the Trust’s compliance with the Federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Trust. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as the Trustees may assign to him or her from time to time.

3.9           Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

ARTICLE IV
MISCELLANEOUS

4.1           Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2           Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or Bylaws or as the Trustees may provide from time to time by resolution.

4.3           Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

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ARTICLE V
SHARE TRANSFERS

5.1           Transfer Agents, Registrars and the Like. As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2           Transfer of Shares. The Shares shall be subject to the limitations on transfer as provided in Section 6.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

5.3           Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI
AMENDMENT OF BYLAWS

6.1 Amendment and Repeal of Bylaws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees then in office. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

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